SUBCONTRACTOR AGREEMENT

AGREEMENT dated as of the Effective Date between the contractor MasTec North America, Inc. ("Contractor") and  (“Subcontractor”).

WITNESSETH:

WHEREAS, Contractor is [ an end-to-end voice, video, data and energy infrastructure solution provider; and

WHEREAS Subcontractor is engaged in the business of Verizon Broadband Installation; and

WHEREAS, Subcontractor has expertise in MDU Installation and represents that it is experienced and is fully qualified to supervise and undertake the duties hereinafter set forth in this Agreement; and

WHEREAS, Contractor desires to engage Subcontractor and Subcontractor desires to be so engaged upon the terms and conditions set forth below.

NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein, and for other valuable consideration acknowledged by each of the parties to be satisfactory and adequate, the parties covenant and agree as follows:

In consideration of the mutual covenants and promises contained in this Agreement, Contractor and Subcontractor agree as follows:

1.

Scope of Work.

Subcontractor will perform the scope of work (“Scope of Work”) as Contractor’s subcontractor in support of Contractor’s contract with its customer (“Primary Contract”) at the Primary Contract Location, all as described on Schedule 1.  Subcontractor will perform the Work in accordance with the terms of this Agreement which shall include the supply of all labor, tools, equipment, vehicles, fuel and other materials and will provide all transportation, storage and other facilities necessary to perform the work properly.  Subcontractor also will perform work in the accordance with the Primary Contract, the terms of which are incorporated into this Agreement by reference to the extent not inconsistent with the terms of this Agreement.  In the event of any inconsistency between this Agreement and Primary Contract, the terms of this Agreement will govern.

__________________________

SUBCONTRACTOR INITIALS

2.

Subcontractor’s Warranty.

Subcontractor shall perform the work in a first class, workmanlike manner in strict accordance with the requirements of the Primary Contract.  Subcontractor will exercise the same degree of care, skill and diligence in the performance of the Work as is ordinarily exercised by other subcontractors in the industry, but in any event not less than is required of Contractor under the Primary Contract.  Subcontractor warrants (a) that the Work complies with all diagrams, drawings, plans, specifications and other documentation, information or requirements regarding the Work under the Primary Contract (“Specifications”) and that it is free of all deficiencies and defects in workmanship, and (b) that all materials or equipment supplied by Subcontractor comply with all Specifications and are new and fit for their intended purposes, unless otherwise described in the Specifications. Neither issuance of a final certificate of occupancy, as applicable, nor payment, nor inspections of the work by Contractor or Owner, shall relieve Subcontractor of its responsibilities under this Agreement. Subcontractor warrants the Work performed by Subcontractor to Contractor and Owner to the same extent as Contractor warrants the same Work to Owner under the Primary Contract. Subcontractor will immediately repair or replace any defective Work or materials or equipment that in Contractor’s or Owner’s judgment is defective or deficient or does not meet the Specifications, or that Subcontractor damages or destroys in carrying out its obligations under this Agreement, without any additional compensation.  All Work will be performed to the satisfaction of Contractor and Owner, whose determination will be final and binding on Subcontractor.  Subcontractor will cooperate and coordinate with all other contractors, subcontractors, and suppliers so as not to delay or hinder the performance of their work under the Primary Contract.

3.

Schedule of Work.

The schedule for completion of the work is set forth in Schedule I to this Agreement.  Contractor will provide Subcontractor, from time to time, with a schedule for completion of all or a portion of the Work, which schedule may be revised as the Work progresses without additional compensation to Subcontractor and which revised schedule shall become a part of this Agreement.  Contractor may at any time require Subcontractor to alter the schedule with respect to the order of completion of particular segments of the Work, or to stop work altogether or to suspend performance of this Agreement, or to recommence work, without additional compensation or any extension of the schedule for completion. Timely completion of the Work in accordance with the schedule for completion is of the essence of this Agreement, and failure to comply with the schedule will be grounds for (a) reduction of any compensation payable to Subcontractor under this Agreement, (b) immediate termination of this Agreement by Contractor, without prejudice to Contractor’s remedies under this Agreement or under law or (c) any other remedies provided for under paragraph 18 of this Agreement or as provided for under applicable law.  The hours of Work and the days upon which Subcontractor will perform the Work will be solely within the discretion of Subcontractor, consistent with the schedule of Work, this Agreement

__________________________

SUBCONTRACTOR INITIALS

and the Primary Contract.  Subcontractor shall accelerate work, work overtime and take whatever actions become necessary to ensure that the work is performed within the Schedule for completion at no additional cost to Contractor.  Subcontractor will provide Contractor with such reports and other evidence of the progress of the Work as Contractor will reasonably request.  Contractor may inspect the Work at all reasonable times without notice to Subcontractor.

4.

Change Orders.

Contractor may direct Subcontractor, in writing, to make changes to the Work.  Adjustments, if any, in the contract price or the schedule of Work resulting from such changes will be set forth in a written Subcontract Change Order, in compliance with the Primary Contract.  All Change Orders must be approved in writing by an authorized officer of Contractor and Owner in order for Subcontractor to receive compensation for the work performed and said change orders must provide specific standards for compensation due to Subcontractor under the change order, such as applicable unit prices. Under no circumstances may additional compensation be due Subcontractor unless such compensation is obtainable under the Primary Contract. Subcontractor may not suspend the performance of this Agreement pending review and approval of any Change Order or for any other reason.  Subcontractor shall receive no additional compensation due to unknown and/or concealed physical conditions.  Subcontractor shall receive no additional compensation due to deficiencies in the project specifications, unless such conditions could not have been discovered by a diligent review of the same by Subcontractor prior to the execution of the Agreement.

5.

Contractor’s Intellectual Property.

All Specifications and all other materials, documentation or information regarding the Work, the Primary Contract, the Owner or the Contractor supplied to or obtained by Subcontractor from Contractor or its representatives, or that Subcontractor prepares or creates or causes to prepare or create specifically related to the Work (collectively, the “Information”), are the sole property of Contractor, and Subcontractor may use the Information solely for purposes of completing the Work in accordance with the terms of this Agreement.  Subcontractor will execute and deliver any documentation necessary or desirable to vest indefeasibly title to such Information in Contractor. The Information will be considered confidential, and Subcontractor may not release or disclose the Information to any person or entity without Contractor’s prior written consent.  If Subcontractor is legally requested or required (by oral questions, interrogatories, requests for information or documents, subpoena, civil investigative demand or similar process or, in the opinion of counsel for Subcontractor) to disclose any of the Information, Subcontractor shall promptly notify Contractor of such request or requirement prior to disclosure so that Contractor may seek the appropriate protective order or waive compliance with the term of this Agreement requiring Contractor’s written consent. Subcontractor may not use, and acquires no interest of any kind in, Contractor’s or Owner’s name, trademarks, or other intellectual property of any kind, except as specifically permitted in writing.

__________________________

SUBCONTRACTOR INITIALS

Subcontractor acknowledges that a breach or threatened breach of this provision would result in irreparable injury to Contractor for which money damages would not be sufficient and agrees that Contractor shall be entitled to seek immediate injunctive or other equitable relief to remedy or forestall a breach or threatened breach.  Such remedy shall not be exclusive, but shall be in addition to all others available at law or in equity.

6.

Permits, Licenses or other Authorizations.

Subcontractor will be responsible for any permits, licenses or other authorizations necessary for Subcontractor to perform the Work, copies of which will be provided to Contractor no later than five (5) days after execution of this Agreement.  To the extent required of Contractor under the Primary Contract for the Scope of Work under this Agreement, Subcontractor will be responsible for obtaining other permits, licenses and authorizations for the project specified in the Primary Contract. Subcontractor will comply with the requirements of all such permits, licenses and authorizations.  In addition to the requirements of paragraph 16 below, Subcontractor will indemnify, defend and hold Contractor and Owner harmless from any and all fines, penalties, and forfeitures, whether civil or criminal, arising from Subcontractor’s non-compliance with this paragraph.

7.

Subcontractor’s Performance Costs/Protection of Assets. Subcontractor at its expense will supply all labor, tools, equipment, vehicles, fuel and other materials and will provide all transportation, storage and other facilities necessary to perform the Work properly, other than as specified in the Primary Contract or the Specifications.  Any materials supplied by Subcontractor must meet the standards established by Contractor or Owner under the Primary Contract.  Subcontractor will be responsible for the condition and safekeeping of any tools, equipment, vehicles, materials or other tangible assets (collectively, the “Assets”) provided by Subcontractor or provided to Subcontractor by Contractor, Owner or another subcontractor in connection with the Work, and will return such Assets to their rightful owner (to the extent not used in completing the Work) upon completion of the Work. Subcontractor will maintain the Assets used in connection with the Work in good operating condition, repair, and appearance, and protect the same from deterioration, other than normal wear and tear, and will use the Assets in the regular course of business only within its normal capacity, without abuse, and in a manner contemplated and recommended by the manufacturer.  Any Assets that are loaned or rented to Subcontractor, will be the sole responsibility of Subcontractor, who will be responsible for adequately insuring said Assets in accordance with the requirements of this Agreement.

8.

Subcontractor’s Compliance with Laws.

Subcontractor and its employees and agents will observe all safety, nondiscrimination, equal employment, drug and alcohol, business ethics and other rules and policies of Contractor and Owner and all

__________________________

SUBCONTRACTOR INITIALS

applicable laws, rules and regulations of any governmental authority in performing the Work, including without limitation those requiring the maintenance of Internal Revenue Service (IRS) I-9 employment tax records and those relating to safety and health, the environment, and labor and employment, Social Security and Medicare (FICA), Federal Income Tax Liability, Federal Unemployment Taxes (FUTA), state and local income taxes, State Unemployment Insurance (SUI), wage and tax reports, state disability, Employee Retirement Income Security Act (ERISA) and Workers Compensation (collectively, “Requirements”). Subcontractor will conduct drug or alcohol testing and will conduct background checks on Subcontractor’s employees. Subcontractor acknowledges and agrees to fully comply with the provisions of Federal Labor Provisions (PR 1273), Notice of Affirmative Action (Executive Order 11246) (43 FR 14895) and Standard Federal EEO Specifications (Executive Order 11246) (43 FR 14895), to the extent applicable. Contractor or Owner will have the right to audit Subcontractor’s compliance with the Requirements and the other requirements of this Agreement and the Primary Contract at any time, and Subcontractor will provide any documentation requested by Contractor or Owner and will otherwise cooperate in the conduct of such audits. Contractor may direct Subcontractor to stop all Work until Contractor has determined that Subcontractor is in compliance with the Requirements.

In addition to the above, Subcontractor agrees that it will comply with the Primary Contract, Immigration Law Compliance Program.  More specifically, Subcontractor agrees that each and every of its employees, and its subcontractor’s employees,  performing work under this Agreement will be subject to the Compliance Plan described in the P rimary C ontract which requires every such employee to provide to Contractor and its Auditor (as defined in the P rimary C ontract) the employee’s Form I-9 and copies of employment eligibility and identity documentation supporting such Form I-9.  Subcontractor agrees that no employee of Subcontractor, or its subcontractor’s employees, may perform any work under this Agreement until such time as a Compliance Certification (as defined in the primary contract) has been obtained for such employee.  Throughout the term of this Agreement, Subcontractor shall have a continuing obligation to ensure that all of its employees and it subcontractor’s employees performing work under this Agreement have a Compliance Certification on file with Contractor.  Subcontractor further agrees that it will require all of its employees, and its subcontractor’s employees,  who perform work under this agreement to execute a written release acknowledging that such employee’s Form I-9 and supporting documentation will be provided to Contractor, its Auditor and/or the Owner.  Finally, Subcontractor understands that it will not be paid for any work performed by any of its employees, or its subcontractor’s employees, for whom Contractor has not obtained a Compliance Certification.

9.

Independent Contractor Status.

Subcontractor is engaged as an independent contractor and is not an agent or employee of Contractor.  Subcontractor

__________________________

SUBCONTRACTOR INITIALS

acknowledges that Contractor may engage other subcontractors or agents to carry out a portion of the Work or other work related thereto.  Subcontractor further acknowledges that it may not contract with the Owner to provide the same or similar services as provided in this Agreement during the term of this Agreement, including any applicable warranty periods.  Subcontractor may not delegate or further subcontract any of the Work without the prior written consent of Contractor.  Subcontractor has full control and supervision of the performance of the Work.  Contractor or Owner may deny access to the Work site to any employee or other agent of Subcontractor who is not in compliance with the requirements of this Agreement, the Primary Contract, or the Requirements. Subcontractor is responsible for scheduling Subcontractor’s personnel, subject to the Contractor’s schedule of completion and other requirements.  Subcontractor is solely responsible for payment of all compensation and benefits to its employees and others engaged by it to perform the Work and for all workers' compensation, unemployment compensation, health, life and disability insurance, social security and income tax withholding, and all other federal, state and local withholding taxes or other taxes, withholdings and payments due on account of such compensation.  Contractor or Owner may require Subcontractor to submit payroll records to Contractor.   During the term of this Agreement and for two (2) years after its expiration or termination, inclusive of any applicable warranty periods, Subcontractor will not solicit, attempt to solicit or contract with or provide services directly or indirectly (either as an employee, officer, director, partner, shareholder, consultant, or independent contractor) to those customers of Contractor with whom Contractor has contracted, for the purposes of providing or offering to provide the same and/or similar services or products.

10.

Inspection of Work site, Primary Contract and Specifications.

Subcontractor acknowledges that it has (a) visited the site(s) where the Work is to be performed and visually inspected and is familiar with the general and local conditions which could affect the Work, and (b) reviewed the terms and conditions of the Primary Contract, including the Specifications. Subcontractor assumes the risk of all man made and natural conditions of the site(s) where the Work is to be performed. Neither Contractor nor Owner guarantees the accuracy of the Specifications, any information concerning the work site(s) or other conditions applicable to the Work.

11.

Subcontractor’s Waste/Debris  Removal Obligations.

Subcontractor will remove at its expense any trash, debris and surplus materials left over or resulting from the performance of the Work.  Subcontractor is responsible for any damage to property caused directly or indirectly by Subcontractor or its agents or representatives, including approved subcontractors.

12.

Payment Terms.

Upon final acceptance of the Work by Contractor and Owner and contingent upon Subcontractor’s delivery to Contractor of complete releases of lien and evidence that Subcontractor has paid its subcontractors and/or materialmen

__________________________

SUBCONTRACTOR INITIALS

as more fully set forth herein, Contractor will pay Subcontractor for the Work in conformity with prices contained in Schedule 1, which prices shall be linked directly to a standard (e.g. schedule of values or unit prices); provided that, all payments to Subcontractor by Contractor are expressly contingent upon and subject to receipt of payment for the Work by Contractor from Owner, even if (a) Contractor has posted a payment bond with Owner or (b) the Primary Contract is on a “cost plus” or other reimbursement basis requiring the Contractor to pay subcontractors prior to being reimbursed by Owner or (c) the Primary Contract otherwise requires or guarantees payment by Contractor to Subcontractor.  Notwithstanding the provision by Contractor of a payment or other bond, letter of credit or other security securing or guaranteeing payment to Subcontractor, including any such provision in the Primary Contract, Subcontractor will not make any claim against such bond or letter of credit or other security or avail itself of any such provision in the Primary Contract unless and until Owner has paid Contractor in full for the Work performed by Subcontractor. Subcontractor will cooperate fully with Contractor in supplying any documentation required by Owner to release payments to Contractor, including receipts and releases of lien.  Contractor may retain from any payments due to Subcontractor the same percentage that is retained by Owner from payments to Contractor under the Primary Contract or a greater percentage and for a different time period than is set forth in the Primary Contract.  In connection with any payment, Subcontractor will provide a complete and current list of all Subcontractor’s subcontracts and purchase orders, the price of each subcontract and purchase order, the date of the most recent invoice on each, the date of the most recent payment on each, the current amount due and owing on each subcontract and purchase order and a general release and waiver of all liens from all subcontractors and suppliers. Any payment will constitute full and complete payment for all Work performed by Subcontractor and identified in Subcontractor’s invoice, but will not constitute acceptance of any defective work or materials.  Contractor will not be obligated to pay for any work or materials not included in the description of the Work or any properly authorized Change Order.

12.1

Right to Set Off.  Contractor may offset against amounts due to Subcontractor under this Agreement or withhold from Subcontractor any amounts determined by Contractor to be due from Subcontractor under this Agreement, the Primary Contract or otherwise for, including but not limited to, (a) defective work not remedied, (b) claims filed or reasonable evidence indicating the likely filing of mechanics' liens against the premises or buildings, or against the funds for construction of the improvement, (c) failure of Subcontractor to make payments properly to materialmen and laborers, and (d) a reasonable doubt that the Agreement cannot be completed for the balance then unpaid.
Contractor may make direct or joint check payments to the Subcontractor and the Subcontractor’s suppliers and/or subcontractors.  Contractor’s periodic payment to Subcontractor neither constitutes nor implies approval or acceptance of the Work.

__________________________

SUBCONTRACTOR INITIALS

13.

Subcontractor’s Covenant to Pay its Debts.

Subcontractor warrants that it has sufficient funds and credit to pay currently all bills incurred in the performance of the Work without the necessity of resorting to earnings for work performed hereunder, and agrees that failure to pay such bills will be a breach of this Agreement for which Contractor may terminate this Agreement or may, but is not required to, withhold all sums otherwise payable under this Agreement for past and future earnings until Subcontractor presents satisfactory evidence of payment, and in case any such bill or claim is disputed by Subcontractor, Contractor may, for the purposes of this Agreement consider the same to be valid until discharged and released or until satisfactory security is given for Contractor’s indemnification.   At Contractor’s option, Contractor may, but will not be required to, pay any such bill or claim and recover the same from Subcontractor or any surety or deduct the same from any payments (progress or retainage) otherwise due hereunder.  Any and all payments made in good faith in the belief that Subcontractor is liable, whether liable or not, will be conclusive of Contractor’s right to reimbursement, and a sworn itemized statement thereof or the checks or other evidence of payment will be conclusive evidence of the fact and extent of Subcontractor’s liability to Contractor.

14.

Waiver of Right to File Liens.

Subcontractor waives any rights that it may have under applicable law, the Primary Contract or any other agreement or requirement to file mechanic’s, materialman's or other liens or encumbrances of any kind against Contractor or Owner, or against the Work or the project covered by this Agreement or the Primary Contract, and will promptly discharge any such liens or encumbrances filed by any of Subcontractor’s employees, agents or independent contractors, if any.  At Contractor's request, Subcontractor will provide (a) a release in a form acceptable to Contractor of any mechanic’s or materialman’s or other liens or encumbrances in connection with the Work, and (b) an affidavit disclosing the identity and address of all persons or entities that have supplied materials or labor in connection with the Work and releases in a form acceptable to Contractor from any of such persons or entities.  Contractor will have the right to make payments directly to such persons and entities.  In addition to the requirements of paragraph 12, final payment to Subcontractor is contingent upon Subcontractor delivering the releases and affidavits contemplated by this paragraph.

15.

Insurance Requirements.

Subcontractor will provide and maintain at its own expense the minimum insurance coverages set forth on Schedule 2 with such insurance companies and in such form as will be satisfactory to Contractor and Owner.   Umbrella insurance coverage shall be an acceptable alternative to any insurance coverage that is less than what Schedule 2 requires.  If required by the Primary Contract, Subcontractor will provide such additional insurance coverages as is required by Owner under the Primary Contract.  All insurance required under this Agreement

__________________________

SUBCONTRACTOR INITIALS

must be on an “occurrence” basis and not on a “claims made” basis. Subcontractor, prior to commencement of any Work, will provide Contractor with ACCORD certificates of insurance and insurance policy endorsements evidencing the coverages required by this Agreement in a form acceptable to Contractor, which certificates and endorsements will also provide that (a) Contractor is named as an additional insured under the insurance policies required by this Agreement, and (b) the insurance carrier must provide thirty (30) days prior written notice to Contractor of any cancellation of or material modification of such insurance policies.  The maintenance of the insurance required by this Agreement will not relieve Subcontractor of any liability to Contractor under this Agreement or otherwise.  The required insurance certificates and endorsements must be furnished to Contractor no later than five (5) days after execution of this Agreement at the address set forth on the first page of Schedule 1 and to:

Legal Department

MasTec North America, Inc

800 Douglas Road, 12 th Floor

Coral Gables, FL 33134

Facsimile: 305-406-1907

In addition to the foregoing insurance, Contractor may require Subcontractor to obtain at Subcontractor’s expense a performance or payment bond in such amount and form and with such bonding companies as Contractor may determine.  Any such bonding requirement will be specified in Schedule 2.  In the alternative, Contractor may require Subcontractor to pay a pro-rata portion of the premium on any bond required of Contractor by Owner under the Primary Contract.

15.1

Subcontractor shall have a continuing obligation to keep the lists of any personnel used to perform any of the Work that are employed by leasing companies current and shall ensure that leasing companies employing such personnel maintain the workers compensation and other insurance coverages required by this Agreement.  Subcontractor’s failure to comply with this part shall constitute a material breach of this Agreement.  Subcontractor shall indemnify and hold Contractor harmless from its failure to comply with this requirement.

16.

Indemnification.

a) Subcontractor agrees to indemnify and hold harmless Contractor and its directors, officers, employees and agents (collectively the “Indemnitees”) and each of them from and against any loss, costs, damages, claims, expenses (including attorneys’ fees) or liabilities, causes of action, lawsuits, penalties, or demands (collectively referred to as “Liabilities”) by reason of any injury to or death of any person or damage to or destruction or loss of any property arising out of, resulting from, or in connection with (i) the performance or nonperformance of the Work

__________________________

SUBCONTRACTOR INITIALS

contemplated by this Agreement which is or is alleged to be directly or indirectly caused, in whole or in part, by any act, omission, default, negligence (whether active or passive) of Subcontractor or its employees, agents or subcontractors, regardless of whether it is, or is alleged to be, caused in whole or part (whether joint, concurrent, or contributing) by any act, omission, default or negligence (whether active or passive) of the Indemnitees, or any them or (ii) the failure of Subcontractor or its employees, agents, or subcontractors to comply with any of the Articles herein or the failure of Subcontractor or its employees, agents, or subcontractors to conform to statutes, ordinances, or other regulations or requirements of any governmental authority in connection with the performance of the Work provided for in this Agreement.  Said indemnity shall include but not be limited to injury or damage which is or is alleged to be caused in whole or in part by any act, omission, default or negligence of Subcontractor or its employees, agents, or subcontractors.  Subcontractor expressly agrees to indemnify and hold harmless the Indemnitees, or any of them, from and against all Liabilities which may be asserted by an employee or former employee of Subcontractor, or any of its subcontractors, as provided above, for which the Subcontractor’s Liability to such employee or former employee would otherwise be limited to payments under state Worker’s Compensation laws or an Employee Liability policy, premises liability principles or any other law or form of legal duty or obligation.

b)

Subcontractor further agrees to indemnify and hold harmless the Indemnitees from and against (i) any and all penalties imposed on account of the violation of any law, ordinance, order, rule, regulation, condition, or requirement, in any way related, directly or indirectly, to Subcontractor’s or its employees’, agents’, or subcontractors’ performance hereunder, compliance with which is left by this Agreement to the Subcontractor and (ii) any and all claims, liens and/or suits for labor and the materials furnished by the Subcontractor on its employees, agents or subcontractors or utilized in the performance of this Agreement or otherwise.  This includes, but is not limited to, employment discrimination charges and actions arising under Title VII of The Civil Rights Act of 1964, as amended; The Equal Pay Act; The Age Discrimination Act, as amended; The Rehabilitation Act; The Americans with Disabilities Act; The Fair Labor Standards Act; The National Labor Relations Act; and any other applicable law.

c)

Where not specifically prohibited by law, Subcontractor further specifically agrees to indemnify and hold harmless the Indemnitees from all Liabilities, by reason of any injury, death, or damage to any person or property whatsoever, caused by, arising from, incident to, or connected with the performance or nonperformance of the work contemplated by this Agreement which is, or is alleged to be, caused in part (whether joint, concurrent, or contributing) or in whole by any act, omission, default, or negligence (whether active or passive) of the Indemnitees.  The foregoing indemnity shall also include liability imposed by any doctrine of strict liability.

__________________________

SUBCONTRACTOR INITIALS

d)

Subcontractor further agrees to reimburse Contractor for and/ or hold harmless against any and all attorneys’ fees and other expenses and costs incurred in pursuing any claim, suit, or lien brought by Contractor against Subcontractor or those acting under its direction arising out of or resulting from a breach by Subcontractor or those acting under its direction of any provision of this Agreement or performance or nonperformance hereunder.

e)

     Contractor and Subcontractor agree that any judgment entered against the Indemnitees, or any of them, or Subcontractor, shall not be determinative of the issue as to whether the act, omission, default, or negligence upon which the action was brought was that of the Indemnitees or of the Subcontractor.

f)

     Subcontractor shall, at its own sole cost, expense, and risk, defend any claim, suit, action or other legal proceeding (collectively “action”) arising out of the performance or nonperformance of this Agreement brought jointly against the Indemnitiees or any of them and the Subcontractor or against any of the Indemnitees and, shall pay and satisfy any judgment or decree which may be rendered against any of the Indemnitees in any such action and shall pay any costs and attorney’s fees which may be incurred by the Indemnitees in connection therewith and/ or in enforcing the indemnification provisions set forth above.  Should the Subcontractor, in judgment of Contractor, ignore or fail to properly handle or defend any such action, Contractor may at its option assume and undertake, or join the handling or defense of any such action, and in that event the Subcontractor will reimburse Contractor for attorney’s fees and other expenses incurred by Contractor in handling and defending same, including any amounts paid by Contractor in settlement thereof or in satisfaction of any judgment rendered.

g)

     The foregoing indemnity shall be in addition to any other indemnity obligations of Subcontractor set for in this Agreement.

h)

Subcontractor will indemnify, defend and hold harmless Contractor from any liquidated damages incurred by Contractor due to delays caused by Subcontractor.

17.

Termination, Suspension or Delay of Work.

If the Primary Contract to which this Agreement refers is terminated, suspended or delayed for any reason, this Agreement will be terminated, suspended or delayed on the same basis and upon the same effective date as the termination, suspension or delay of the Primary Contract. Upon such a termination, suspension or delay of this Agreement, Subcontractor will only be entitled to recover from Owner or Contractor such amounts as are payable to Contractor for the portion of the Work completed by Subcontractor, less Contractor’s anticipated gross profit from the Work. Subcontractor is not entitled to mobilization, start-up, demobilization or other amounts, or consequential, special, incidental,

__________________________

SUBCONTRACTOR INITIALS

liquidated or punitive damages, or for commercial loss or lost profits, unless such amounts or damages are awarded to Contractor, in which case Subcontractor may recover such amounts or damages for the portion of the Work completed by Subcontractor less the same percentage constituting Contractor’s gross profit retained by Contractor from all other amounts payable by Owner. Subcontractor will not be entitled to any other remedy for a termination, suspension or delay under this Section 17 including any amounts directly from Contractor.  In addition to any other rights of Contractor under this Agreement, upon a breach of this Agreement by Subcontractor or failure by Subcontractor to comply with the terms of this Agreement, Contractor may (a) terminate this Agreement immediately without further notice, (b) undertake to correct Subcontractor’s breach or failures either directly or through other contractors, all for the expense and at the risk of Subcontractor, and (c) offset against amounts due to Subcontractor any Damages suffered or incurred by Contractor as a result, directly or indirectly, of Subcontractor’s breach or failures.

18.

Contractor’s Remedies.

In addition to all other legal rights or remedies which Contractor may have available to it in law or equity, Contractor may terminate this Agreement immediately at any time because of (a) the failure of Subcontractor to perform the Work diligently, promptly and efficiently or in accordance with the schedule of Work, (b) a breach by Subcontractor of the provisions of this Agreement or the Primary Contract, or (c) if Subcontractor becomes insolvent, is unable to pay its debts as they come due, makes a general assignment for the benefit of creditors, files a voluntary petition in bankruptcy or for reorganization or has filed against it an involuntary petition, or takes any other similar action.  Contractor may also terminate this Agreement at any time upon giving ten (10) days written notice to Subcontractor.  Upon termination of this Agreement for any reason, Subcontractor will immediately cease all work and vacate the job site, and will return all Assets supplied by Contractor, Owner or other subcontractors. Contractor may offset against any amounts due to Subcontractor by Contractor under this Agreement or any other agreement between Contractor or any of its affiliates and Subcontractor the amount of any losses, claims or other damages recoverable by Contractor from Subcontractor under this Agreement or otherwise.  Contractor may terminate the agreement and hire other subcontractors to complete any work left unfinished by Subcontractor or to repair any of Subcontractor’s defective work.  In such circumstance, Subcontractor shall not be entitled to receive payment under this Agreement which may be due, until said work shall be finished and payment in full therefore shall be made by Owner to Contractor, at which time, if the unpaid balance of the amount to be paid under this Agreement shall exceed the expense incurred by Contractor in finishing or repairing Subcontractor’s work, such excess shall be paid to Subcontractor; but, if such expenses shall exceed the unpaid balance, Subcontractor shall pay the difference to Contractor.

__________________________

SUBCONTRACTOR INITIALS

19.

Defective/Incomplete Work.

The Subcontractor shall, within twenty-four (24) hours after receiving written notice from the Contractor so to do, proceed to remedy all incomplete work and/or to remove from the site all materials found to be defective by the Contractor or Owner, whether assembled or not, and to dismantle all portions of the Work which shall be condemned as unsound or in any way fails to conform to the requirements the Agreement or the Construction Contract, and to replace, at its own expense, all work damaged or destroy thereby, and replace with sound materials all materials which are removed from the said site.  The Subcontractor guarantees that its Work shall be free from any defects due to faulty materials or workmanship, or any violation of the Agreement requirements, for the same period of time as the Contractor is liable to the Owner for the same.  The Subcontractor, in addition to removing and replacing, at its own expense, its defective work, shall pay for all damage caused by such defects, and all expenses necessary to replace or repair satisfactorily any other work damaged or disturbed in making repairs to or replacement of its own Work.  If Subcontractor fails to remedy all defective or incomplete work after notice by Contractor, Contractor may remedy such condition and back charge Subcontractor for such costs and expenses plus 10%.

20.

Survival of Provisions.

Without limiting the survivability of other provisions of this Agreement, Subcontractor's obligations set forth in paragraphs 1, 3, 5, 7, 9, 12, 12.1, 13, 14-19 and Schedule 1 will survive expiration or termination of this Agreement for any reason.

21.

Notices.

Any notice required by this Agreement will be effective and deemed delivered (a) three (3) business days after posting with the United States Postal Service when mailed by certified mail, return receipt requested, properly addressed and with the correct postage, (b) one (1) business day after pickup by the courier service when sent by overnight courier, properly addressed and prepaid or (c) one (1) business day after the date of the sender's electronic confirmation of receipt when sent by facsimile transmission.  Notices must be sent to the addresses or facsimile numbers set forth on Schedule 1, unless either party notifies the other in writing of an address or facsimile number change, which change will take effect three (3) business days after receipt (as defined in the preceding sentence) of the change by the receiving party.

22.

Choice of Law/Venue.   The parties and each of them recognize and acknowledge that Contractor operates out of, and is headquartered in Florida and approved execution of this Agreement from its offices in Florida. This agreement is governed by the laws of the State of Florida, without regard to its conflict of laws rules. Contractor and Subcontractor each hereby irrevocably agree and submit to the exclusive jurisdiction of the Circuit Court, Eleventh Judicial Circuit, Miami-Dade County, Florida in the event any action or proceeding is commenced by either party arising from, related to or in connection with this Agreement.

__________________________

SUBCONTRACTOR INITIALS

23.

Beneficial Parties/Assignment/Merger/Modification. This Agreement: (a) inures to the benefit of and is binding upon the parties and their respective successors and permitted assigns; (b) may not be assigned except that Contractor may assign and delegate its rights and obligations under this Agreement to any affiliate of Contractor and Subcontractor may assign its right to accounts receivable under the limited circumstances set forth in paragraph 35 below; (c) contains the entire agreement of the parties and supersedes any earlier or contemporaneous understanding or agreement; (d) may not be amended except by a writing signed by each of the parties; (e) may not be modified or waived unless in writing, and signed by a duly authorized representative of each party;

24.

Delays.

Subcontractor shall not be entitled to be paid additional compensation by Contractor because of additional expenses incurred by Subcontractor due to delays to the work caused by Contractor, other Subcontractors or any other third parties.

25.

Severability.

Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction will, as to that jurisdiction, be ineffective to the extent of the prohibition or unenforceability without invalidating the remaining provisions of this Agreement and any prohibition or unenforceability in any jurisdiction will not invalidate or render unenforceable the provision in any other jurisdiction.  To the maximum extent permitted by applicable law, the parties to this Agreement waive any provision of law that renders any provision of this Agreement prohibited or unenforceable in any respect.

26.

Non-waiver.

No failure or delay of Contractor or Owner in exercising any power or right under this Agreement or the Primary Contract will operate as a waiver thereof, nor will any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power.

27.

Joint Venture/Partnership.

Nothing in this Agreement will be deemed to create a joint venture or partnership between the parties.

28.

Attorney’s Fees.

If any legal proceeding is brought to enforce or interpret this Agreement or any provision thereof, the prevailing party in any such proceeding will be entitled to recover from the other party its reasonable attorneys’ and paralegal fees and court costs, before and at trial and at all appellate levels.

29.

Time is of the Essence.

As to Subcontractor’s performance hereunder, time is of the essence.

__________________________

SUBCONTRACTOR INITIALS

30.

Construction of Contract.

This Agreement was negotiated pursuant to an arms length transaction and is the product of joint drafting. Each party acknowledges that it has had sufficient opportunity to consult with attorneys regarding the terms of this Agreement before signing it.  This Agreement shall not be construed against any party more strictly than against the other party.

31.

WAIVER OF JURY TRIAL.

CONTRACTOR AND SUBCONTRACTOR KNOWINGLY, VOLUNTARILY, IRREVOCABLY, UNCONDITIONALLY AND INTENTIONALLY WAIVE THE RIGHT TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALINGS, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF ANY PERSON OR PARTY AND RELATED TO THIS AGREEMENT;  THIS IRREVOCABLE WAIVER OF THE RIGHT TO A JURY TRIAL BEING A MATERIAL INDUCEMENT FOR CONTRACTOR AND SUBCONTRACTOR TO ENTER INTO THIS AGREEMENT.

32.

Counterparts.

This Agreement may be executed on any number of counterparts with the same effect as if the signatures were on the same instrument.

33.

Headings.

The headings of each paragraph in this Agreement are merely for informational purposes and not to be construed as forming part of the Agreement.

34.

LIMITATION OF LIABILITY.   NEITHER PARTY SHALL BE LIABLE FOR, INDIRECT, SPECIAL, INCIDENTAL AND CONSEQUENTIAL DAMAGES, INCLUDING BUT NOT LIMITED TO, LOST PROFITS, OR DAMAGES RESULTING FROM BUSINESS INTERRUPTION WHETHER BASED IN WARRANTY, CONTRACT, TORT, OR ANY OTHER LEGAL THEORY, AND WHETHER OR NOT ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

35.

Assignment of Accounts Receivable.  Subcontractor may not assign its accounts receivable due from Contractor hereunder or any other monies otherwise due from Contractor to any third-party, factoring company or otherwise, without first obtaining Contractor’s written consent to such assignment.  Such written consent shall only be valid  if it is provided by a service line or division president of Contractor and shall only be provided by Contractor if legitimate business reasons justify providing the same.  Under any circumstances arising from the assignments contemplated in this paragraph, including those in which Contractor consents to such an assignment, Subcontractor will indemnify, defend and hold harmless Contractor and Owner and their respective officers, directors, stockholders, affiliates, employees, agents, subcontractors, independent contractors and other representatives (collectively, the

__________________________

SUBCONTRACTOR INITIALS

"Assignment Indemnitees") from and against all claims, damages, liabilities, losses, penalties, injuries, and expenses (including attorneys' and paralegal fees and court costs and including penalties and interest) incurred or suffered, directly or indirectly (including consequential, punitive and other special damages) (collectively, “Damages”), by the Assignment Indemnitees and arising out of or resulting from, directly or indirectly, the assignment contemplated in this paragraph.  The text of this paragraph 35 is in addition to and does not limit any similar language contained elsewhere in this Agreement.

36.

Additional Terms.

Additional terms and conditions applicable to this Agreement, if any, are set forth on Schedule 1.

__________________________

SUBCONTRACTOR INITIALS